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                                      INVENTORY
                              PURCHASE AND SALE AGREEMENT


                                       between


                              Office Supply Line, Inc.,

                                   Michael L. Lowe


                                         and

                                  Imtek Corporation


                             Dated as of November 1, 1997



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                        INVENTORY PURCHASE AND SALE AGREEMENT

     THIS INVENTORY PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of November 1, 1997, by and between Office Supply Line, Inc., a Virginia Corporation ("Seller"), Imtek Corporation, a Maryland corporation ("Buyer") and Michael L. Lowe.

                                     WITNESSETH:

     WHEREAS, Seller is the owner of and wishes to sell the inventory more particularly described in Exhibit A, attached hereto and made a part hereof ("Inventory"); and

     WHEREAS, Buyer wishes to buy from Seller the Inventory; and

     WHEREAS, Seller and Buyer wish to enter into an agreement setting forth the terms and conditions of the purchase and sale of the Inventory.

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                            PURCHASE AND SALE OF INVENTORY

     1.1 Purchase Price. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to buy from Seller all of Seller's right, title and interest in the Inventory Note for the purchase price of Two Hundred Thirty Seven Thousand Dollars ($237,000).

     1.2 Closing, The Closing of the purchase and sale of the Inventory shall take place no latter than November 30, 1997.

     1.3 Payment of Purchase Price. Buyer agrees to pay Seller an amount equal to the Purchase Price. Buyer shall remit payment of the Purchase price to Seller as follows: (a) $75,000 by certified check, cashier's check or bank wire at Closing; (b) assumption of $70,000 in liabilities described in Exhibit B attached hereto and made a part hereof ("Assumed Liabilities"); and
(c) a Promissory Note for $92,000, attached hereto and made a part hereof.

     1.4 Transfer of Title to Inventory. Upon payment in full of the Purchase Price, Seller shall execute and deliver to Buyer a Bill of Sale. In addition, Seller shall execute and deliver such assignments of security agreements, financing statements and similar document as Seller, in its reasonable discretion, deems to be necessary or appropriate for the legal transfer of Seller's right, title and interest in the Inventory immediately upon the receipt of the full amount of Payment Price as described in section 1.3, above. Should any assignment in addition to those delivered by Seller be required by applicable law, Buyer shall prepare and submit such additional

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assignments to Seller for execution, and Buyer agrees to execute such additional assignments.

     1.5 Use of Proceeds from Resale of Inventory. The parties agree hereto to permit the resale of Inventory only as follows: (a) Buyer may negotiate the sale of all or part of the Inventory with the approval of Michael L. Lowe; (b) any proceeds from sale on any of the Inventory must be used to reduce pay any unpaid Assumed Liabilities and the Promissory Note until the Purchase Price described in section 11.3 above has been paid in full.

                                      ARTICLE II

                 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     2.1 Seller's Warranties and Representations. Seller hereby represents and warrants to Buyer the statements in Section 2.2, Section 2.3 and Section
2.4 are true and correct, as of the date of this Agreement, and shall be true and correct as of the Closing.

     2.2 Authority to Sell. Seller is duly and legally authorized to enter into this Agreement, and to sell, transfer, convey and assign the Inventory.

     2.3 Liens and Encumbrances. The Inventory is free and clear of any liens, judgements or encumbrances.

     2.4 Seller Indemnification. Seller warrants it will hold harmless and indemnify Buyer from any adverse claims.

                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS

     3.1 Severability. Each part of this Agreement is intended to severable. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable, such legality, invalidity or unenforceability shall not effect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

     3.2 Headings. The headings and the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

     3.3 Governing Law. The parties agree that this Agreement shall be construed, and the rights and obligations of the parties under the Agreement shall be determined in accordance with the laws of the State of Virginia.

     3.4 Entire Agreement. This Agreement, including any Exhibits, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all

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prior agreements, representations and understandings of the parties, written or oral.

     3.5 Waiver. No waiver by either party of the other party's breach of any terms, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.


                                        IMTEK CORPORATION


                                        /s/ [Illegible]
                                        ------------------------


                                        OFFICE SUPPLY LINE, INC.


                                        /s/ Michael L. Lowe
                                        ------------------------



                                         MICHAEL L. LOWE


                                         /s/ Michael L. Lowe
                                         -----------------------



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                                   PROMISSORY NOTE


PROMISE TO PAY. Imtek Corporation ("Borrower") promises to pay to Office Supply Line ("Lender"), or order, in lawful money of the Untied States of America, the principal amount of Ninety Two Thousand and 00/100 Dollars ($92,000.00), together with interest of 10% per anum on the unpaid balance until paid in full.

INTEREST PAYMENTS. Borrower will pay Lender monthly payments of $9,626.92 Borrower's first payment is due December 15, 1997, and all subsequent payments are due on the same day of each month after that.

PRINCIPAL PAYMENT. The entire unpaid principal and any accrued interest shall be payable UPON DEMAND of the Lender.

PREPAYMENT. Borrower may pay without penalty all of the amount owed at any time.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Promissory Note, (c) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property. Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.

ASSIGNABILITY. This Promissory Note may be legally assigned by Lender or any holder at any time.

GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Promissory Note without losing them. Borrower, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. This Promissory Note shall be governed, construed and interpreted in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note intending this Promissory Note to constitute an instrument under seal.

WITNESS/ATTEST:                         BORROWER:



/s/ [Illegible]                          /s/ [Illegible]
-----------------------------------     ---------------------------------

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                                    ATTACHMENT B

                                Assumed Liabilities